Exhibit 10.1

Execution Version

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by between Dustin Tonkin (“You” or “Your”) and Hilton Grand Vacations Inc. (“HGV” or the “Company”) as of October 29, 2026 (the “Transition Date”).

WHEREAS, You currently serve as the Company’s Executive Vice President, Chief Sales & Marketing Officer, on an at-will basis;

WHEREAS, You and the Company have agreed that Your separation from employment with the Company will be effective April 1, 2027.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.
You acknowledge and agree that Your employment with the Company will terminate effective April 1, 2027 (the “Separation Date”). From the Transition Date until the Separation Date, You will continue Your employment with the Company as a non-executive advisor and employee to provide certain agreed upon transition and advisory services and will continue to receive Your current base salary, monthly car allowance, and benefits, and to continue vesting in Your outstanding equity awards in accordance with applicable plan and equity award agreements, through and including the Separation Date; provided, however, that You agree that Your Severance Agreement with the Company, dated as of October 29, 2024 (the “Severance Agreement”) will terminate and be null and void effective as of the Effective Date (as defined in Section 18 hereof). Nothing in this Agreement shall prevent You from resigning for any reason or the Company from terminating Your employment for any reason prior to the Separation Date, in which case You will not be entitled to any of the Benefits (as defined below); provided, however, that if the Company terminates Your employment without “Cause” (as defined herein) prior to the Separation Date, then, in exchange for (A) You signing this Agreement and the Supplemental Release (as defined in Section 2 hereof), which You must sign no earlier than the Separation Date and no later than seven (7) days after the Separation Date, and You revoking neither this Agreement nor the Supplemental Release, and (B) Your execution of, and compliance with, the Restrictive Covenants (as defined in Section 2 hereof), You will be entitled to receive the Benefits; and provided, further, that in such event, the “Separation Date” for purposes of this Agreement shall be the date of such termination without Cause. For the avoidance of doubt, if You resign for any reason or if You are terminated by the Company for Cause prior to the Separation Date, You will not be entitled to receive any of the Benefits and the Company shall not have any obligation to You to provide any of the Benefits under this Agreement. Except as otherwise agreed to by the Company in writing, all other positions that You hold with the Company, its subsidiaries and affiliates shall terminate effective as of the Separation Date. Following the Separation Date, You will be paid for all outstanding wages earned since Your last paycheck through and including the Separation Date, less customary and applicable payroll and tax deductions, in accordance with Company policy and applicable law. You confirm and agree that, through the date You execute this Agreement, You have received all wages, reimbursements, payments, or other benefits to which You are entitled as a result of Your employment with the Company. Other than the payments set forth in this Agreement and Your rights described in Section 23, You agree that the Company owes no additional amounts to You for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason. This Agreement is intended to, and does, settle and resolve all claims of any nature that You might have against the Company arising out of Your employment relationship with Company or the termination of such employment or relating to any other matter, except Your rights described in Section 23. For purposes of this Agreement, “Cause” means any of the following: (i) the conclusive finding of Your fraud or embezzlement of Company property; (ii) Your material dishonesty in the performance of Your duties resulting in significant harm to the Company; (iii) Your conviction of a felony under the laws of the United States or any state thereof or, where applicable, any equivalent offence (including a crime subject to a custodial sentence of one year or more) under the laws of the applicable jurisdiction; (iv) Your gross misconduct in connection with Your duties to the Company which could reasonably be expected to be materially injurious to the Company; or (v) Your material breach of this Agreement that, if curable, You fail to cure within fifteen (15) days after the Company gives You written notice describing the breach in reasonable detail, in each as determined in good faith by the Company.

Execution Version
2.
In exchange for (A) You signing this Agreement and the Supplemental Release of Claims attached hereto as Exhibit A (the “Supplemental Release”), which You must sign no earlier than the Separation Date and no later than seven (7) days after the Separation Date, and You revoking neither this Agreement nor the Supplemental Release, (B) You remaining employed through the Separation Date (except as otherwise provided in Section 1), and (C) Your execution of, and compliance with, the Restrictive Covenant Agreement attached hereto as Exhibit B (the “Restrictive Covenants”), You acknowledge and agree that You will receive the following pay and benefits (collectively referred to herein as the “Benefits”):

(i)
A cash payment in the total gross amount of Three Million Six Hundred Thousand Dollars ($3,600,000), which is equal to two times the sum of Your 2026 base salary and Your target annual bonus for fiscal year 2026 under the Company’s short-term incentive program, less withholding for taxes and other similar items (the “Cash Severance”). The Cash Severance shall be paid to You as follows: Two Million Eight Hundred Eighty Thousand Dollars ($2,880,000) shall be payable in a single lump sum on the first payroll date to occur after the sixtieth (60th) day following the Separation Date and Seven Hundred and Twenty Thousand Dollars ($720,000) shall be payable in periodic installments over the 24-month period commencing on the Separation Date in accordance with the normal payroll practices of the Company;

(ii)
A full annual bonus for fiscal year 2026 (the “Full FY26 Bonus”), equal to the bonus, if any, that would have been earned by You for fiscal year 2026 if You had remained employed on the normal payment date for such bonus under the Company’s annual incentive plan, based on actual performance under applicable financial metrics, without proration and without the exercise of negative discretion (unless such negative discretion applies to all executive officers of the Company that participate in the Company’s annual incentive plan for fiscal year 2026), which Full FY26 Bonus, if any, shall be payable to You in March 2027 at the same time payment is made to other participants in the Company’s annual incentive plan, and in no event later than March 15, 2027;

Execution Version
(iii)
A prorated annual bonus for fiscal year 2027 (the “Prorated FY27 Bonus”), equal to (X) the bonus, if any, that would have been earned by You for fiscal year 2027 if You had remained employed on the normal payment date for such bonus under the Company’s annual incentive plan, based on actual performance under applicable financial metrics, multiplied by (Y) a fraction, the numerator of which is the number of days worked by You during fiscal year 2027 and the denominator of which is 365, which Prorated FY27 Bonus, if any, shall be payable to You in March 2028 at the same time payment is made to other participants in the Company’s annual incentive plan, and in no event later than March 15, 2028;

(iv)
Subject to Your timely enrollment for continued participation in any group medical, dental, vision and/or prescription drug plan benefits to which You and/or Your eligible dependents would be entitled under COBRA, the Company will pay the premiums for coverage under COBRA for You and Your eligible dependents, if any, at the rates then in effect, subject to any subsequent changes in rates that are generally applicable to the Company’s active employees, until the earlier of (X) 18 months following the Separation Date or (Y) the date upon which You cease to be eligible for coverage under COBRA (the “COBRA Period”); provided, however, that (A) if You become eligible to receive group health benefits under a program of a subsequent employer or otherwise (including coverage available to Your spouse), the Company’s obligation to pay any portion of the cost of health coverage as described herein shall cease, except as otherwise provided by law; (B) the COBRA Period shall only run for the period during which You are eligible to elect health coverage under COBRA and timely elects such coverage; and (C) nothing herein shall prevent the Company from amending, changing, or canceling any group medical, dental, vision and/or prescription drug plans during the COBRA Period;

(v)
If You elect to continue the basic life insurance coverage (excluding any supplemental coverage that You may have elected through the Company or otherwise) previously provided by the Company following the Separation Date (“Continued Life Insurance Coverage”), then the Company will reimburse You for Your monthly cost of such Continued Life Insurance Coverage for a period of 12 months from the Separation Date, with such cost to be based on the rates in effect as of the Separation Date and provided to the Company by its then-current life insurance carrier and subject to Your presentation to the Company of appropriate documentation that evidence such monthly cost;

(vi)
Notwithstanding the terms of any applicable plan and equity award agreements, Your outstanding stock options that are vested as of the Separation Date shall remain exercisable until the earlier of (X) twenty-four (24) months following the Separation Date and (Y) the original expiration date of such option; and

(vii)
Executive outplacement services for up to twelve (12) months commencing on the Effective Date through a provider to be selected by the Company.

Execution Version
You acknowledge that the Benefits are subject to the terms and conditions of this Agreement, the Supplemental Release, and compliance with the Restrictive Covenants; that the Benefits exceed any earned wages or anything else of value otherwise owed to You by the Company; and You would not receive the Benefits absent Your execution and non-revocation of this Agreement and the Supplemental Release, and compliance with the Restrictive Covenants. For the avoidance of doubt, if You fail to comply with the obligations set forth in this Agreement, the Supplemental Release, and/or the Restrictive Covenants, the Company shall have no further obligation to provide the Benefits and You shall not be entitled to any of the Benefits. Accordingly, in such event, the Company may suspend and/or terminate and/or recover from You the Benefits. If You die prior to receipt of the Cash Severance, Full FY26 Bonus, the Prorated FY27 Bonus, or any other Benefits, any such unpaid amounts shall be paid to Your estate. You shall not be required to seek other employment or otherwise mitigate the Benefits, and, except as provided in Section 2(iv), the Benefits shall not be reduced by any compensation You earn after the Separation Date.

3.
In exchange for the Benefits, You, voluntarily and of Your own free will, to the fullest extent permitted by law, hereby forever waive, release, discharge and hold harmless, the Company, and each of its former, current and future subsidiaries, affiliates, divisions, parents, equity holders, predecessors, successors and assigns, and all of their respective current, former and future officers, shareholders, members, partners, principals, investors, owners, directors, trustees, joint venturers, insurers, attorneys, employees, agents (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities) and all of their affiliates, predecessors, successors and assigns (the “Released Parties”), from any and all claims, rights, causes of action and demands of whatever nature, whether known or unknown, foreseen or unforeseen, that You had, now have or may have against any of them arising from any act, event or omission which has occurred up through the date You sign this Agreement.

4.
This waiver and release of claims includes, but is not limited to, (i) claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Worker Benefit Protection Act of 1990, the Americans With Disabilities Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Immigration Reform and Control Act, the Employee Retirement Income Security Act of 1974 (ERISA), Sections 503 and 504 of the Rehabilitation Act of 1973, the Family and Medical Leave Act, and the Worker Adjustment Retraining and Notification Act, all as amended; (ii) all other federal, state and local anti-discrimination, labor or employment laws or regulations or orders to the extent any such claims may legally be waived by private agreement; (iii) claims and potential claims relating to or arising out of any work You have done for the Company in any capacity, Your employment, the terms and conditions of Your employment and/or Your separation from employment, including but not limited to statutory claims and claims in common law or in equity, including, without limitation, claims for discrimination, harassment, retaliation for asserting any claims, whistle-blowing, breach of contract (oral or written, express or implied), detrimental reliance, breach of policy or practice, constructive discharge, wrongful discharge, negligence, emotional distress, pain and suffering and all torts, including any intentional torts, such as defamation; (iv) claims and potential claims subject to federal, state and local occupational safety and health laws and regulations; (v) claims or potential claims under any other federal, state or local constitution, statute, regulation, agreement, order or duty; (vi) claims or potential claims concerning or based on the adequacy of Your compensation or remuneration, including incentive payments, commissions, bonuses, expense reimbursements, or claims for benefits, to the extent any and all such claims are legally capable of being waived; and (vii) any claims or potential claims for relief of any kind, including but not limited to claims for back pay, front pay, compensatory or punitive damages, reinstatement or other equitable relief, injunctive or declaratory relief, attorneys’ fees, costs, disbursements and/or the like.

Execution Version
5.
Notwithstanding the above, the foregoing waiver and release of legal claims shall not release any claims or rights arising from or related to the following: (i) COBRA, workers’ compensation benefits, or unemployment insurance benefits; (ii) reimbursement for business expenses incurred prior to the Separation Date, in accordance with any HGV business expense policies (as applicable); (iii) any employee benefit or compensation plan or program in which You participate (or participated), subject to the terms and conditions of such plans or programs; (iv) Your right to receive the Benefits; (v) Your vested equity or other similar interest in HGV or any affiliate, subject to the terms and conditions of any applicable plan and equity award agreements (as modified by Section 2(vi) of this Agreement) pursuant to Section 2(vi); (vi) Your rights described in Section 23; and (vii) any rights or claims that arise after the signing of this Agreement or which otherwise cannot be waived as a matter of law.

6.
The foregoing waiver and release of legal claims shall not waive Your rights to file a charge with an administrative agency and to participate in an agency investigation or report possible violations of federal law or regulation to any governmental agency or entity. However, except as provided below, You knowingly and intentionally waive and release any right to monetary relief or other individual specific remedy that might be sought on Your behalf by any other person, entity, local, state or federal government or agency thereof, including specifically the Equal Employment Opportunity Commission, U.S. Department of Labor, or any state agency. You understand and agree that (i) neither this provision nor anything else in this Agreement prohibits You from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or communicating with such government agencies, or otherwise participating in any investigation or proceeding that may be conducted by such government agencies, including providing documents or other information; (ii) You do not need the prior authorization of the Company to take any action described in clause (i) of this Section, and You are not required to notify the Company that You have taken any action described in clause (i); and (iii) this Agreement does not limit Your right to receive an award for providing information relating to a possible securities law violation to the SEC.

7.
Except as provided above, the foregoing waiver and release of legal claims includes all claims existing as of the date You sign this Agreement, even though You did not know or suspect those claims to exist at the time You signed the Agreement, regardless of whether knowledge of such claims or the underlying facts would have materially affected Your decision to sign this Agreement. Your subsequent discovery of different or additional facts shall not affect the enforceability of this Agreement. You further represent and warrant that You have not assigned or transferred, or purported to assign or transfer to any third party, any claim released by this Agreement, and that You will indemnify the Company and the other Released Parties and hold them harmless against any claims, costs or expenses (including attorneys’ fees) paid or incurred, arising out of or related to any such transfer or assignment.

Execution Version
8.
For purposes of this Agreement, the “Company” includes HGV and each of its former, current and future subsidiaries, affiliates, divisions, parents, equity holders, predecessors, successors and assigns.

9.
During the term of this Agreement and until the third (3rd) anniversary of the Separation Date, You agree that in the event You are involved in any litigation, arbitration, administrative proceedings, or investigation relating to any matter that occurred during Your employment that relates to or affects the Company, You will give prompt notice of such events to the Company unless You are prohibited by applicable law from doing so. You further agree to cooperate fully with the Company and the other Released Parties in connection with any of the foregoing or any other matter arising out of or relating to any matter that occurred during Your employment with the Company that relates to or affects the Company and in which You were involved or of which You have or may have knowledge. Your material failure to promptly notify or cooperate with the Company in accordance with this Section 9 will be considered a material breach of this Agreement. This Section 9 shall not in any way limit any of the Protected Rights (as defined in Section 2(d) of Exhibit B to this Agreement), or in any way limit Your ability to provide information in response to a valid request by a Government Agency (as defined in Section 2(d) of Exhibit B to this Agreement), or as otherwise required by law. If You are requested to provide assistance to the Company or the other Released Parties pursuant to this Section 9, the Company will reimburse You for any out-of-pocket expenses reasonably incurred by You in connection with providing such assistance. For any assistance You may provide after the second anniversary of the Separation Date, the Company will also compensate You at an hourly rate equal to Your annual base salary as of the Separation Date divided by 2,080 and will schedule such assistance at mutually convenient times that do not unreasonably interfere with Your other professional commitments. In addition, to the extent applicable, you will be entitled to indemnification and advancement of any legal fees and costs related to such assistance in accordance with Section 23.

10.
Notwithstanding anything in this Agreement to the contrary, if the Company subsequently acquires evidence or determines that a Cause condition described in clauses (i) through (iv) of the definition of Cause existed prior to the Separation Date (other than a condition based on facts known to the Company’s Board of Directors, Chief Executive Officer, or General Counsel (the “Knowledge of the Company”) as of the date the Company signs this Agreement), then the Company shall have the right to cease and terminate payment of the Benefits and You shall promptly repay to the Company, and the Company shall have the right to recover from you, any portion of the Benefits already received by You (the “Clawback”). Prior to exercising its rights under this Section 10, the Company shall provide You with written notice of its intent to enforce the Clawback and provide You with an opportunity within thirty (30) days following receipt of such written notice to demonstrate that such Cause does not or did not exist. In any dispute regarding the Clawback, the Company shall bear the burden of proving that Cause existed. The Company represents that, as of the date it signs this Agreement, it is not aware of any facts that constitutes Cause to the Knowledge of the Company.

Execution Version
11.
You agree that Your rights and obligations, if any, under other compensation or employee benefit plans, policies, agreements or arrangements of the Company shall be as determined under such plans, policies, agreements or arrangements, except as otherwise provided in this Agreement.

12.
You represent and agree that You shall return, prior to the Separation Date, all Company property and Confidential Information (as defined in Exhibit B); provided, however, that nothing herein shall require You to return any computers, telecommunication equipment or other tangible property that You own, including personal computers, phones and tablet devices, provided that You permanently remove any Confidential Information from those devices and offer the Company (including its Information Technology department) the opportunity to inspect such equipment and/or devices to confirm such removal, and You may retain Your mobile telephone number and the personal and professional contact information stored on Your mobile device (and, if that number is held on a Company account, the Company will cooperate in transferring it to You). The Company shall not provide any Benefits until You fully comply with this provision.

13.
By signing this Agreement, the Company does not admit to any wrongdoing or legal violation by the Company or the Released Parties.

14.
This Agreement is intended as a legally binding and enforceable document. You have been advised to seek legal counsel and have been provided time and opportunity to consult with an attorney prior to executing this Agreement.

15.
If any part of this Agreement is held invalid, that part shall be severed and the remaining parts shall be given full force and effect. Notwithstanding the foregoing, in the event the release and waiver of claims in this Agreement is declared invalid, this Agreement shall be null and void, and the Company shall be entitled to the return of the Benefits paid to You through the date any portion of the Agreement is held invalid.

16.
This Agreement and the Supplemental Release constitute the complete understanding and entire agreement of the parties with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any other agreement, written or oral, between the parties relating to the subject matter of this Agreement, including, without limitation, the Severance Agreement. The Agreement cannot be amended, terminated, discharged or waived, except by a mutually agreed upon writing signed by You and an authorized representative of the Company. For the avoidance of doubt, any equity awards granted to You that are outstanding as of the Separation Date shall be treated as provided in the applicable plan and award agreements, except as otherwise provided in Section 2(vi) of this Agreement).

Execution Version
17.
This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to the conflict of laws provisions of any state, to the extent not preempted by federal law, which shall otherwise control. Any controversy or dispute arising out of or otherwise related to this Agreement shall be subject to and resolved in accordance with the Mutual Agreement to Arbitrate Claims that was executed by You and the Company on October 29, 2024.

18.
You have twenty-one (21) days from Your receipt of this Agreement to consider it before signing, although You may choose to sign it earlier. For a period of seven (7) days following Your signing of this Agreement, You may revoke this Agreement. This Agreement shall not become effective or enforceable until seven (7) days have passed after You sign this Agreement without You having revoked this Agreement (the date on which this Agreement becomes effective, the “Effective Date”). You may revoke this Agreement only by giving written notice of revocation to Charles Corbin, Senior Executive Vice President, General Counsel and Corporate Operations (delivered to the Company’s headquarters at 5323 Millenia Lakes Blvd, Suite 400, Orlando, FL 32839) within this seven (7) day period. Any revocation must state, “I hereby revoke my acceptance of the Agreement.”

19.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

20.
This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the benefits provided under this Agreement is not warranted or guaranteed to You, and You are responsible for all taxes assessed on any payments made pursuant to this Agreement, whether under Section 409A of the Code or any other sections of the Code. Neither the Company nor its directors, officers, employees or advisers shall be held liable to You or any other party for any taxes, interest, penalties or other monetary amounts owed by You as a result of the application of Section 409A or any other provisions of the Code, or for any taxes, interest, penalties or monetary amounts owed by You as a result of any applicable local or state tax rules and regulations. Any installment payments under this Agreement shall be deemed to be a separate payment, as described in Treas. Reg. Section 1.409A-2(b)(2), for purposes of Section 409A of the Code.

21.
You represent and agree that:

•
You have suffered no specific injuries while employed by the Company that You did not report to the Company.

•
Except for the Benefits, You have been provided all wages, compensation and benefits due and owing to You through the date You sign this Agreement.

•
You have fully read and understand all terms of this Agreement, and are signing this Agreement voluntarily and with full knowledge of their significance.

•
You understand that You have up to twenty-one (21) calendar days to consider this Agreement. You agree that You have been advised to consult with an attorney prior to Your signing of this Agreement.

Execution Version
•
You understand that You are waiving any claims under the Age Discrimination in Employment Act and The Older Workers’ Benefit Protection Act.

•
You agree that any modifications, material or otherwise, made to this Agreement, do not restart or affect in any manner the original up to twenty-one (21) day consideration period.

22.
Subject to the last sentence of this paragraph, the Company shall have the sole discretion to issue any external press release or external or internal announcements, and to file any Current Report on Form 8-K regarding Your separation, this Agreement and related matters; provided, however, that prior to issuing any external press release or filing such Current Report on Form 8-K, the Company shall provide You drafts of such release or filing at least two (2) business days before it is released or filed, and will consider Your comments. The Company will direct all reference inquiries regarding You to its Chief Human Resources Officer, who will respond consistently with the agreed announcement. Each such release and filing will describe Your departure as a transition and separation or departure and will not attribute it to Your performance.

23.
For the avoidance of any doubt, You will continue to be entitled to indemnification and advancement of legal fees and costs in accordance with, and to the full extent permitted by, the Delaware General Corporate Law, as amended, the Company’s certificate of incorporation and by-laws, the indemnification agreement, dated as of October 29, 2024, between you and the Company, in each case as in effect on the date of this Agreement, and such right of indemnification will survive the termination of Your employment in accordance with any applicable terms and time limitations, and are not released, waived or limited by this Agreement, the Supplemental Release or the Restrictive Covenants.

[Signatures on following page]

Execution Version
IN WITNESS WHEREOF, the parties voluntarily and freely enter into and execute this Separation Agreement on the dates set forth below.

Hilton Grand Vacations Inc.		Employee

By:	/s/ Charles Corbin	By:	/s/ Dustin Tonkin

Name:	Charles Corbin	Name:	Dustin Tonkin
Title:	Senior Executive Vice President & General Counsel
		Date:	10/27/2026
Date:	10/28/2026

Execution Version
EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

1.
This Supplemental Release of Claims (the “Supplemental Release”) releases all claims against Hilton Grand Vacations Inc. (the “Company”) that may have arisen between the date on which You signed the Separation Agreement on October 29, 2026 (the “Agreement”), and the Separation Date (as defined in the Agreement).

2.
In exchange for the Benefits (as defined in the Agreement), You, voluntarily and of Your own free will, to the fullest extent permitted by law, hereby forever waive, release, discharge and hold harmless, the Company, and each of its former, current and future subsidiaries, affiliates, divisions, parents, equity holders, predecessors, successors and assigns, and all of their respective current, former and future officers, shareholders, members, partners, principals, investors, owners, directors, trustees, joint venturers, insurers, attorneys, employees, agents (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities) and all of their affiliates, predecessors, successors and assigns (the “Released Parties”), from any and all claims, rights, causes of action and demands of whatever nature, whether known or unknown, foreseen or unforeseen, that You had, now have or may have against any of them arising from any act, event or omission which has occurred up through the date You sign this Supplemental Release.

3.
This waiver and release of claims includes, but is not limited to, (i) claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Worker Benefit Protection Act of 1990, the Americans With Disabilities Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Immigration Reform and Control Act, the Employee Retirement Income Security Act of 1974 (ERISA), Sections 503 and 504 of the Rehabilitation Act of 1973, the Family and Medical Leave Act, and the Worker Adjustment Retraining and Notification Act, all as amended; (ii) all other federal, state and local anti-discrimination, labor or employment laws or regulations or orders to the extent any such claims may legally be waived by private agreement; (iii) claims and potential claims relating to or arising out of any work You have done for the Company in any capacity, Your employment, the terms and conditions of Your employment and/or Your separation from employment, including but not limited to statutory claims and claims in common law or in equity, including, without limitation, claims for discrimination, harassment, retaliation for asserting any claims, whistle-blowing, breach of contract (oral or written, express or implied), detrimental reliance, breach of policy or practice, constructive discharge, wrongful discharge, negligence, emotional distress, pain and suffering and all torts, including any intentional torts, such as defamation; (iv) claims and potential claims subject to federal, state and local occupational safety and health laws and regulations; (v) claims or potential claims under any other federal, state or local constitution, statute, regulation, agreement, order or duty; (vi) claims or potential claims concerning or based on the adequacy of Your compensation or remuneration, including incentive payments, commissions, bonuses, expense reimbursements, or claims for benefits, to the extent any and all such claims are legally capable of being waived; and (vii) any claims or potential claims for relief of any kind, including but not limited to claims for back pay, front pay, compensatory or punitive damages, reinstatement or other equitable relief, injunctive or declaratory relief, attorneys’ fees, costs, disbursements and/or the like.

Execution Version
4.
Notwithstanding the above, the foregoing waiver and release of legal claims shall not release any claims or rights arising from or related to the following: (i) COBRA, workers’ compensation benefits, or unemployment insurance benefits; (ii) reimbursement for business expenses incurred prior to the Separation Date, in accordance with any HGV business expense policies (as applicable); (iii) any employee benefit or compensation plan or program in which You participate (or participated), subject to the terms and conditions of such plans or programs; (iv) Your right to receive the Benefits; (v) Your vested equity or other similar interest in HGV or any affiliate, subject to the terms and conditions of any applicable plan and equity award agreements, as modified by Section 2(vi) of the Agreement; (vi) Your rights described in Section 23 of the Agreement; and (vii) any rights or claims that arise after the signing of this Supplemental Release or which otherwise cannot be waived as a matter of law.

5.
The foregoing waiver and release of legal claims shall not waive Your rights to file a charge with an administrative agency and to participate in an agency investigation or report possible violations of federal law or regulation to any governmental agency or entity. However, except as provided below, You knowingly and intentionally waive and release any right to monetary relief or other individual specific remedy that might be sought on Your behalf by any other person, entity, local, state or federal government or agency thereof, including specifically the Equal Employment Opportunity Commission, U.S. Department of Labor, or any state agency. You understand and agree that (i) neither this provision nor anything else in this Supplemental Release prohibits You from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or communicating with such government agencies, or otherwise participating in any investigation or proceeding that may be conducted by such government agencies, including providing documents or other information; (ii) You do not need the prior authorization of the Company to take any action described in clause (i) of this Section, and You are not required to notify the Company that You have taken any action described in clause (i); and (iii) this Supplemental Release does not limit Your right to receive an award for providing information relating to a possible securities law violation to the SEC.

6.
Except as provided above, the foregoing waiver and release of legal claims includes all claims existing as of the date You sign this Supplemental Release, even though You did not know or suspect those claims to exist at the time You signed the Supplemental Release, regardless of whether knowledge of such claims or the underlying facts would have materially affected Your decision to sign this Supplemental Release. Your subsequent discovery of different or additional facts shall not affect the enforceability of this Supplemental Release. You further represent and warrant that You have not assigned or transferred, or purported to assign or transfer to any third party, any claim released by this Supplemental Release, and that You will indemnify the Company and the other Released Parties and hold them harmless against any claims, costs or expenses (including attorneys’ fees) paid or incurred, arising out of or related to any such transfer or assignment.

Execution Version
7.
By signing below, You represent and agree that You have returned all Company property and Confidential Information (as defined in Exhibit B attached hereto), other than the property and information You may retain under Section 12 of the Agreement.

8.
You acknowledge that You have been given at least twenty-one (21) days from Your receipt of this Supplemental Release to consider it before signing, although You may choose to sign it earlier (but no earlier than the Separation Date). For a period of seven (7) days following Your signing of this Supplemental Release, You may revoke this Supplemental Release. This Supplemental Release shall not become effective or enforceable until seven (7) days have passed after You sign this Supplemental Release without You have revoked this Supplemental Release. You may revoke this Supplemental Release only by giving written notice of revocation to Charles R. Corbin, Senior Executive Vice President, General Counsel and Corporate Operations (delivered to the Company’s headquarters at 5323 Millenia Lakes Blvd, Suite 400, Orlando, FL 32839) within this seven (7) day period. Any revocation must state, “I hereby revoke my acceptance of the Supplemental Release.”

Employee

By:

Name:	Dustin Tonkin

Date:

Execution Version
EXHIBIT B

RESTRICTIVE COVENANT AGREEMENT

1.
Non-Competition; Non-Solicitation.

(a)
You acknowledge and recognize the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agree as follows:

(i)
During Your employment with or service to the Company or its Affiliates (the “Employment Term”) and for two years following the date that You cease to be employed by or in service to the Company or any of its Affiliates (such period combined with the Employment Term, the “Restricted Period”), You shall not, whether on Your own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in connection with the Business, the business of any then current or prospective client or customer with whom You (or Your direct reports) had personal contact or dealings on behalf of the Company or any of its Affiliates during the twelve (12) month period preceding Your termination of employment or service.

(ii)
During the Restricted Period, You shall not directly or indirectly, within the United States or any other territory where You are working on behalf of the Company or any of its Affiliates during the eighteen (18) month period preceding Your termination of employment or service (if the conduct occurs while You are still employed or engaged by the Company or any of its Affiliates) or the date of Your termination of employment or service (if the conduct occurs after You are no longer employed or engaged by the Company or any of its Affiliates), as applicable:

(A)
engage in the Business providing services for a Competitor in the nature of the services You provided to the Company at any time in the three-year period prior to the termination of Your employment or service;

(B)
engage in the Business in a role in which it is reasonably likely You would use Confidential Information or customer relationships of the Restricted Group;

(C)
enter the employ of, or render any services to, a Competitor, except where such employment or services do not relate in any manner to the Business;

(D)
acquire a financial interest in, or otherwise become actively involved with, a Competitor, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(E)
intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors.

Execution Version
(iii)
Notwithstanding anything to the contrary in this Exhibit B, You may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if You (A) are not a controlling person of, or a member of a group which controls, such person and (B) do not, directly or indirectly, own 5% or more of any class of securities of such Person.

(iv)
During the Restricted Period, You shall not, whether on Your own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A)
solicit or encourage any employee of the Restricted Group to leave the employment of the Restricted Group to become affiliated in any respect with a Competitor or otherwise be engaged in the Business, or encourage any consultant or independent contractor to cease providing services to or working with the Company; or

(B)
hire any employee or engage any consultant or independent contractor of the Restricted Group to become affiliated in any respect with a Competitor or otherwise be engaged in the Business; provided that this Section 1(a)(iv)(B) shall not apply to any administrative support personnel equating to executive assistant and secretary.

(v)
For purposes of this Agreement:

(A)
“Affiliates” means a Subsidiary and any other corporation or other entity or Person controlling, controlled by or under common control with the Company.

(B)
“Business” shall mean (1) the business of owning, financing, developing, redeveloping, managing, marketing, operating, licensing, leasing or franchising vacation ownership, or timeshare properties, and natural ancillary business products and services related to such business, including, without limitation, membership services, exchange programs, rental programs, and provision of amenities, (2) Exit Company Business and (3) the Vacation Membership Business.

(C)
“Company Group” means, collectively, the Company and its Subsidiaries.

(D)
“Competitor” shall mean any person or entity engaged in the Business, including, without limitation, those set forth on Schedule 1 hereto. Such term shall also include, with respect to any person that is not primarily engaged in the Business, any subsidiary or affiliate of such person that is engaged in the Business, including any such subsidiary or affiliates that becomes, or has become, a separate, independent company or partially-owned company (either via “spin-off” or otherwise), and such company is engaged in the Business.

Execution Version
(E)
“Exit Company Business” shall mean any company, business or person that is in the business of assisting in any manner whatsoever timeshare “owners” cancel, end, return, rescind, or otherwise terminate their timeshare contracts and/or ownership (regardless of size and location).

(F)
“Restricted Group” shall mean the Company Group and, to the extent engaged in the Business, its Affiliates; provided, however, that for the purposes of this definition, an “Affiliate” shall not include any portfolio company of Apollo Global Management, Inc. or its Affiliates (other than the Company Group).

(G)
“Subsidiary” means a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(H)
“Vacation Membership Business” shall mean any business, enterprise, or division, or program that develops, markets, sells, administers, operates, manages, or services vacation ownership, fractional ownership, vacation club, destination club, travel club, or similar vacation access products or programs, and provides members, owners, subscribers, or participants with recurring rights to use, occupy, reserve, exchange, or otherwise access accommodations, resorts, lodges, facilities, cruises, or related travel benefits in exchange for the purchase of an ownership interest, membership interest, subscription, points, credits, or other participation rights.

(b)
It is expressly understood and agreed that although You and the Company consider the restrictions contained in this Section 1 to be reasonable, if a judicial or arbitral determination is made by a court of competent jurisdiction or arbitration body, as applicable, that the time or territory or any other restriction contained in this Exhibit B is an unenforceable restriction against You, the provisions of this Exhibit B shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction or arbitral body, as applicable, finds that any restriction contained in this Exhibit B is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)
You understand and agree that, if You and the Company become involved in legal action regarding the enforcement of this Exhibit B, the prevailing party will be entitled, in addition to any other remedy, to recover from the other party its reasonable costs and attorneys’ fees incurred in connection with such legal action.

(d)
The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which You are in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

Execution Version
(e)
The Company reserves the right to waive the enforcement of or limit the scope of any of the foregoing non-competition or non-solicitation provisions of this Exhibit B as to You if and as it deems appropriate in its sole discretion on a case-by-case basis. Any such waiver shall be effective only upon (i) a written request from You setting forth in reasonable detail the reasons and scope of such request for waiver and (ii) an affirmative waiver in writing from the Company.

2.
Confidentiality; Non-Disparagement; Intellectual Property; Protected Rights.

(a)
Confidentiality.

(i)
You shall not at any time (whether during or after Your employment with or service to the Company) (x) retain or use for the benefit, purposes or account of You or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company or any of its Affiliates (other than its professional advisers who are bound by confidentiality obligations or otherwise in performance of Your duties under Your employment or service and pursuant to customary industry practice), any non-public, proprietary or confidential information (including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii)
“Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Your breach of this covenant; (b) made legitimately available to You by a third party without breach of any confidentiality obligation of which You has knowledge; or (c) required by law to be disclosed; provided that, unless otherwise provided under applicable law, with respect to subsection (c), You shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)
Except as required by law, You shall not disclose to anyone, other than Your family (it being understood that, in this Agreement, the term “family” refers to Your spouse, minor children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that You may disclose to any prospective future employer the provisions of this Exhibit B. This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

Execution Version
(iv)
Upon termination of Your employment with or service to the Company or any of its Affiliates for any reason, You shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Your possession or control (including any of the foregoing stored or located in Your office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that You may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information, and You may retain the property, mobile telephone number and contact information described in and in accordance with Section 12 of the Agreement.

(v)
You acknowledge and agree that the Company and its Affiliates will prosecute any non-confidential disclosure or misappropriation of the Company’s and/or its Affiliates’ trade secrets to the full extent allowed by federal, state and common law. You further acknowledge and agree that You has received and understands the following notice concerning immunity from liability for confidential disclosure of a trade secret to the government or in a court filing: Pursuant to the Defend Trade Secrets Act, 18 U.S.C. § 1833, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b)
Non-Disparagement. During Your Employment Term and at all times thereafter (including following the termination of Your Employment Term for any reason), You shall not intentionally make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the Company, any of its Affiliates, or any of their respective officers, directors, stockholders, employees or other service providers, or any product or service offered by the Company or any of its Affiliates; provided, however, that nothing contained in this Section 2(b) shall preclude You from providing truthful testimony in any legal proceeding, or making any truthful statement: (i) to any governmental agency; (ii) as required or permitted by applicable law or regulation; or (iii) as required by court order or other legal process. The Company agrees that it will not at any time make any public or private statements that are disparaging of You, subject to the same exceptions that apply to You under this Section 2(b). In addition, the Company agrees that it will instruct each of its Board of Directors and executive officers to comply with the foregoing requirement. You agree that You will direct all inquiries regarding Your employment with the Company, including those from prospective employers, to Pia Cornejo, the Company’s Executive Vice President and Chief Human Resources Officer at ●. The Company agrees that, in response to any such inquiry, it will provide only neutral information (i.e., dates of employment and last job held) regarding Your employment with the Company.

Execution Version
(c)
Intellectual Property.

(i)
If You have created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to Participant’s employment or engagement by the Company or any of its Affiliates, that are relevant to or implicated by such employment (“Prior Works”), You hereby grant the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business.

(ii)
If You create, invent, design, develop, contribute to or improve any Works, either alone or with third parties, at any time during Your employment by or service to the Company and within the scope of such employment or service and with the use of any Company resources (“Company Works”), You shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(iii)
You shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason, after reasonable attempt, to secure Your signature on any document for this purpose, then You hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Your agent and attorney in fact, to act for and in Your behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.

(iv)
You shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. You shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to You, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest. You acknowledge that the Company may amend any such policies and guidelines from time to time, and that You remains at all times bound by their most current version from time to time previously disclosed to You.

Execution Version
(d)
Protected Rights. Notwithstanding any other provision of this Agreement, (i) nothing in this Agreement or any other agreement prohibits the You from reporting possible violations of law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by Government Agencies, including providing documents or other information, (ii) You do not need the prior authorization of the Company to take any action described in (i), and You are not required to notify the Company that he or she has taken any action described in (i); and (iii) this Agreement does not limit Your right to receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. Further, notwithstanding the foregoing, You will not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

The provisions of Section 2 hereof shall survive the termination of Your employment or service for any reason (except as otherwise set forth in Section 2(a)(iii) hereof).

3.
Opportunity to Review.

You acknowledge that the Company has provided You with at least seven (7) days to consider the terms of this Agreement before the offer to enter into the Agreement expired, and that to the extent You sign this Agreement before the end of such review period, You are doing so voluntarily.

THE COMPANY HEREBY ADVISES YOU OF THE RIGHT TO SEEK LEGAL COUNSEL BEFORE EXECUTION OF THIS AGREEMENT.

YOU ACKNOWLEDGE THAT IN THE COURSE OF YOUR EMPLOYMENT OR SERVICE WITH THE COMPANY, PARTICIPANT HAS AND WILL CONTINUE TO RECEIVE CONFIDENTIAL INFORMATION AND CUSTOMER RELATIONSHIPS OF THE COMPANY; THAT YOU HAVE CAREFULLY READ THIS AGREEMENT; THAT THE COMPANY HAS ADVISED YOU OF THE RIGHT TO SEEK LEGAL COUNSEL BEFORE EXECUTING THIS AGREEMENT AND HAS CONSULTED WITH AN ATTORNEY OF YOUR CHOOSING TO THE EXTENT YOU DESIRE LEGAL ADVICE REGARDING THIS AGREEMENT; AND THAT YOU UNDERSTAND AND AGREE TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

Execution Version
Schedule 1

List of Specific Competitors